Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of International Multifoods Corporation (the “Company”) on Form 10-Q for the period ended November 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gary E. Costley, the Chairman of the Board and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, for the period covered by the Report.

/s/ Gary E. Costley

Gary E. Costley

Chairman of the Board & Chief Executive Officer

Date:  January 9, 2004